                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       PHARMACEUTICAL DATA SERVICES, INC.

         FIRST:   The name of the corporation is Pharmaceutical Data Services,
Inc. (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is (1,000) shares of Common Stock at ($1.00) par value.

         FIFTH:   The name and mailing address of the Sole Incorporator is as follows:

              NAME                 MAILING ADDRESS
              ----                 ---------------
Lorraine E. Peetz                  One Post Street
                                   San Francisco, CA 94104

         I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of September, 1986.


                                             Lorraine E. Peetz
                                             -----------------------------------
                                             Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PHARMACEUTICAL DATA SERVICES, INC.


         PHARMACEUTICAL DATA SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST:   that the following resolution was duly adopted by the Board of
Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the sole stockholder of the Corporation for its approval. The resolution is as follows:

                  "RESOLVED that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which the name of the Corporation shall be changed to 'Walsh America Limited'; and, in connection with such change, Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                  'FIRST: The name of the Corporation is Walsh America Limited'"

         SECOND: That the Amendment to the Certificate of Incorporation of the Corporation affected by this Certificate was duly authorized by the written consent of the sole stockholder of the Corporation, after having been declared advisable by the

Board of Directors of the Corporation, all in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, PHARMACEUTICAL DATA SERVICES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Dennis N.J. Turner, its Vice President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by Warren J. Hauser, its Secretary, this 28th day of January 1993.



                                        PHARMACEUTICAL DATA SERVICES, INC.


                                        By       /s/ Dennis M. J. Turner
                                           -------------------------------------
                                                   Dennis M. J. Turner
                                                     Vice President


(CORPORATE SEAL)

Attest:


By         /s/ Warren J. Hauser
   -------------------------------------
             Warren J. Hauser
                Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


                                    ********




         Walsh America Limited, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST:   That the Board of Directors of Walsh America Limited, by a
unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be adv1isable and proposing approval of the stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                  The name of the Corporation is Source Informatics America Inc.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written approval by consent of the sole stockholder of said corporation was duly received in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, said Walsh America Limited has caused this certificate to be signed by Dennis M.J. Turner, its President, and attested by Warren J. Hauser, its Secretary, this 3rd day of May, 1996.


                                        By       /s/ Dennis M. J. Turner
                                           -------------------------------------
                                                   Dennis M. J. Turner
                                                        President


ATTEST:


By         /s/ Warren J. Hauser
   -------------------------------------
             Warren J. Hauser
                Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Source Informatics America Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   That the sole shareholder of Source Informatics America Inc., being National Data Corporation, a Delaware corporation, by unanimous written consent, has adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Source Informatics America Inc. be amended by changing the name of the corporation from Source Informatics America Inc. to NDC Health Information Services (Arizona) Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the sole shareholder of Source Informatics America Inc., being National Data Corporation, a Delaware corporation, has caused this certificate to be signed by E. Michael Ingram, its Secretary & General Counsel, this Twelfth day of March, 1998.



                                             National Data Corporation
                                             (sole shareholder of Source
                                             Informatics America Inc.


                                             By /s/ E. Michael Ingram
                                                --------------------------------
                                                Secretary & General Counsel

1564 NE Expressway
Atlanta, GA 30329


                                      -2-